SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2004

ORASURE TECHNOLOGIES, INC.

(Exact name of issuer as specified in charter)

DELAWARE	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

220 East First Street

Bethlehem, Pennsylvania 18015-1360

(Address of principal executive offices)

(610) 882-1820

(Registrant’s telephone number, including area code)

Item 5 – Other Events and Regulation FD Disclosure.

OraSure Technologies, Inc. (the “Company”) issued a press release on July 26, 2004, announcing that it has filed a lawsuit against Schering-Plough Healthcare Products, Inc. for infringement of several of the Company’s patents relating to the technology for the cryosurgical removal (i.e., freezing) of warts and other benign skin lesions. The information contained in the press release, dated July 26, 2004, is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press Release dated July 26, 2004, announcing that the Company has filed a lawsuit against Schering-Plough Healthcare Products, Inc. for infringement of several of the Company’s patents relating to the technology for the cryosurgical removal (i.e., freezing) of warts and other benign skin lesions.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: July 27, 2004	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel
and Secretary

Index to Exhibits

Exhibit No.	Description
99.1	Press Release dated July 26, 2004, announcing that OraSure Technologies, Inc. has filed a lawsuit against Schering-Plough Healthcare Products, Inc. for infringement of several of the Company’s patents relating to the technology for the cryosurgical removal (i.e., freezing) of warts and other benign skin lesions.